EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-1 of our report dated September 17, 2015 with respect to the audited financial statements of Behavioural Neurological Applications and Solutions for the years ended December 31, 2014 and 2013, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Turner, Stone & Company, LLP

Dallas, Texas

September 22, 2015